Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8, of our report dated March 29, 2010, relating to the consolidated financial statements of Intrusion Inc., which appears in the Annual Report on Form 10-K for the year ended December 31, 2009.

/s/ Whitley Penn LLP

Dallas, Texas

June 16, 2010